EXHIBIT 23.1


                         [Coopers & Lybrand Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement on Form S-3 of our report dated February 13, 1997, except for Note Q, for which the date is February 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of the Berkshire Realty Company, Inc. and its subsidiaries. We also consent to the references to our firm under the caption "Experts".

                                                /s/ Coopers & Lybrand L.L.P.

                                                    Coopers & Lybrand L.L.P.


Boston, Massachusetts
December 4, 1997